Exhibit 99.B(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 28, 2013, relating to the financial statements and financial highlights which appear in the August 31, 2013 Annual Report to Shareholders of The RBB Fund, Inc. comprised of the Schneider Small Cap Value Fund, Schneider Value Fund, Bogle Investment Management Small Cap Growth Fund, Free Market Fixed Income Fund, Free Market International Equity Fund,  Free Market U.S. Equity Fund, and The RBB Fund, Inc. Money Market Portfolio, which appear in the August 31, 2013 Annual Reports to Shareholders of the aforementioned portfolios of The RBB Fund, Inc., which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 20, 2013